SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities
                          Exchange Act of 1934

Date of Report
(Date of earliest
event reported):                        April 16, 1997

Exact name of registrant as
specified in its charter:               CENTRAL PARKING CORPORATION

State of other jurisdiction
incorporation:                          Tennessee

Commission File Number:                 001-13950

I.R.S. Employer
Identification Number:                  62-1052916

Address of principal
executive offices:                      2401 21st Avenue South,
					Suite 200
					Nashville, Tennessee 37212

Registrant's telephone
number, including area code:            (615) 297-4255

Former name, former address
and former fiscal year,if
changed since last report:              Not Applicable

                        Exhibit Index on Page 16

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.

        The Registrant reports the following disposition to inform its security holders:

        On April 16, 1997, the Registrant sold for cash fifty percent of the outstanding membership units of Civic Parking, L.L.C., a limited liability company, to an affiliate of Equity Capital Holdings, L. L. C., a subsidiary of Equity Office Holdings, L.L.C. Civic Parking, L.L.C.
owns four garages in St. Louis with a total of approximately 7,500 parking spaces: Kiener East, Kiener West, Stadium East and Stadium West. The garages have been operated by the Registrant since the early 1980's under management agreements and since the Registrant's acquisition of all outstanding membership units on December 31, 1996, the Registrant has operated these facilities as owned properties. The Registrant will continue to operate these properties pursuant to the lease/operating agreement with Civic
Parking, L.L.C.


      After the sale of the 50% interest in Civic, the Company's remaining 50% joint venture interest in Civic will be accounted for under the equity method of accounting. The sale price of the 50% interest approximated $45.5 million before adjustment for assets and liabilities assumed under the purchase/sale agreement.

       As a result of this transaction, the Registrant received $45.5 million in cash, which it used to apply against outstanding long-term debt outstanding under the revolving credit agreement with a syndicate of banks led by SunTrust Bank, Nashville, N.A. Additionally, under the revolving credit facility there is a permanent reduction in the borrowings available under the facility as a result of this transaction from $150 million to $120 million. After taking into account this transaction, the Company will have debt outstanding under the Credit Agreement of approximately $75 million and availability under the facility of $45 million.

        ITEM 7     FINANCIAL STATEMENTS AND EXHIBITS
        ITEM 7(b)  PROFORMA FINANCIAL STATEMENTS

                      CENTRAL PARKING CORPORATION
         UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information of Central Parking Corporation ("Company") is based on (a) the historical consolidated financial statements of the Company, (b) the historical statements of direct revenues and expenses of Civic Center Corporation ("Civic Center"), (c) the historical financial statements of Civic Parking, L.L.C. ("Civic"), and (d) the historical consolidated financial statements of Square Industries, Inc. ("Square").

The historical consolidated balance sheet of the Company as of December 31, 1996 presents the consolidated financial position of the Company on such date, and reflect the Company's acquisition of Civic on December 31, 1996 using the purchase method of accounting, based on a preliminary allocation of the purchase price. The unaudited pro forma consolidated balance sheet as of December 31, 1996 assumes that the Company's acquisition of Square on January 18, 1997 and the Company's subsequent sale of a 50% joint venture interest in Civic had occurred on December 31, 1996. The Company's acquisitions of Civic and Square are hereinafter referred to as the Acquisitions. The subsequent sale of the 50% joint venture interest in Civic is hereinafter referred to as the Disposition.

The historical statements of earnings for the year ended September 30, 1996 reflects (a) the historical results of operations of the Company for its fiscal year then ended, (b) the historical direct revenues and expenses of the parking garages of Civic Center, which were managed by the Company and ultimately acquired by the Company from Civic, for the period from January 1, 1996 to March 20, 1996, (c) the historical results of operations of Civic for the period from March 21, 1996 to December 31, 1996, Civic's fiscal year end, and (d) the historical results of operations of Square for its fiscal year ended December 31, 1996.

The historical statements of earnings for the quarter ended December 31, 1996 reflect the historical results of operations of the Company for the first quarter of its fiscal year 1997 and the historical results of operations of Civic and Square for their respective quarters ended December 31, 1996.

The unaudited pro forma consolidated statements of earnings were prepared assuming that the Acquisitions and Disposition were consummated on October 1, 1995.

The unaudited pro forma consolidated financial information has been prepared based on the historical financial statements of the Company and the acquired entities, reclassified as necessary to conform with the presentation used in the consolidated financial statements of the Company, and give effect to (a) the Acquisitions under the purchase method of accounting, based on preliminary allocations of the respective purchase prices, (b) the financing of the Acquisitions, (c) the subsequent Disposition and related debt retirement,
(d) certain estimated operational and financial combination benefits which are a direct result of the Square acquisition, and (e) the assumptions and adjustments which are deemed appropriate by management of the Company and which are described in the accompanying notes to the pro forma consolidated financial information.

This pro forma consolidated financial information may not be indicative of the results that would have occurred if the Acquisitions and Disposition had been in effect on the dates indicated or which may be obtained in the future. Such pro forma consolidated financial information should be read in conjunction with such historical financial statements and notes thereto.

                      CENTRAL PARKING CORPORATION
                  PRO FORMA CONSOLIDATED BALANCE SHEET
                           December 31, 1996
            (All dollar amounts are expressed in thousands)
                              (Unaudited)

                                                                                   Effects of
                                                                                   Square           Effect of
                                                                Historical         Aquisition       Sale of 50%        Pro Forma
                                                         ---------------------     and Related      Interest in        Consolidated
                                                         Company      Square       Financing        Civic              Totals
                                                         ---------    --------     --------------   --------------     -------------
ASSETS

Current assets:
  Cash and cash equivalents                              $   5,850    $  2,266     $       -          $       -        $    8,116
  Management accounts receivable                             8,594           -             -                  -             8,594
  Accounts and current portion of notes receivable-other     3,356       1,586             -                  -             4,942
  Prepaid expenses                                           6,203       2,619             -                  -             8,822
  Other current assets                                           -         446             -                  -               446
  Deferred income taxes                                          8         419             -                  -               427
  Refundable income taxes                                        -          48             -                  -                48
                                                         ---------    --------     --------------   --------------     -------------
     Total current assets                                   24,011       7,384             -                  -            31,395

Investments, at amortized cost                               4,551           -             -                  -             4,551
Notes receivable, less current portion                       8,027           -             -                  -             8,027
Property, equipment, and leasehold improvements, net       131,073      30,098        30,847 (A)        (91,000)(D)       101,018
Contract rights, net                                         5,601           -             -                  -             5,601
Goodwill, net                                                    -           -        27,724 (A)              -            27,724
Investment in limited partnerships                           1,240           -             -                  -             1,240
Investment in general partnerships                           1,772           -             -             45,500 (D)        47,272
Non-current deferred taxes                                       -       2,464        (2,464)(B)              -                 -
Other assets                                                 2,525       5,148           500 (A)              -             6,224
                                                                                      (1,949)(A)              -
                                                         ---------    --------     --------------   --------------     -------------
                                                         $ 178,800    $ 45,094     $  54,658           $(45,500)         $233,052
                                                         =========    ========     ==============   ==============     =============



















 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                      $      -     $  3,762     $       -          $        -         $  3,762
  Accounts payable                                          11,318       1,170         1,559 (A)               -           14,047
  Accrued expenses                                           6,023       9,676         1,343 (A)               -           17,042
  Accrued local rent tax                                         -       2,026             -                   -            2,026
  Management accounts payable                                6,387           -             -                   -            6,387
  Income taxes payable                                       3,099           -             -                   -            3,099
  Other current liabilities                                      -         373             -                   -              373
                                                         ---------    --------     --------------   --------------     -------------
     Total current liabilities                              26,827      17,007         2,902                   -           46,736

Long-term debt                                              67,200      19,419        52,681 (C)        (45,500)(D)        93,800
Other liabilities                                            2,984       3,959             -                   -            6,943
Deferred income taxes                                        1,386           -         3,784 (B)               -            5,170
                                                         ---------    --------     --------------   --------------     -------------
    Total liabilities                                       98,397      40,385        59,367            (45,500)          152,649

Shareholders' equity :
    Common Stock                                               175          13           (13)(A)               -              175
    Additional paid-in capital                              31,913       3,408        (3,408)(A)               -           31,913
    Foreign currency translation adjustment                    (64)       (212)          212 (A)               -              (64)
    Retained earnings                                       48,999       1,736        (1,736)(A)               -           48,999
    Deferred compensation on restricted stock, net            (620)          -             -                   -             (620)
    Treasury stock at cost                                       -        (236)          236 (A)               -                -
                                                         ---------    --------     --------------   --------------     -------------
       Total shareholders' equity                           80,403       4,709        (4,709)                  -           80,403
                                                         ---------    --------     --------------   --------------     -------------
                                                         $ 178,800    $ 45,094     $  54,658          $ (45,500)         $233,052
                                                         =========    ========     ==============   ==============     =============

See accompanying notes to pro forma consolidated financial information.

























        5-6
              CENTRAL PARKING CORPORATION AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                  Three months ended December 31, 1996
 (All dollar amounts are expressed in thousands, except per share data)
                              (Unaudited)

                                Company       Square                     Pro Forma      Civic                          Pro Forma
                                Historical    Historical   Adjustments   Consolidated   Historical    Adjustments      Consolidated
                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
Revenues:
  Parking                       $ 32,085      $ 18,921     $   -         $ 51,006       $  2,448      $     (55) (J)    $ 51,006
                                                                                                         (2,393) (K)
  Management contract              9,338             -         -            9,338              -            (53) (A)       9,338
                                                                                                             53  (K)
                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
    Total revenues                41,423        18,921         -           60,344          2,448         (2,448)          60,334
Costs and expenses:
  Cost of parking                 29,085        15,990        (23) (C)     45,052          1,313            (85) (C)      45,052
                                                                                                            (53) (A)           -
                                                                                                            (33) (J)           -
                                                                                                         (1,142) (K)           -
  Cost of management contracts     2,501             -          -           2,501              -              -            2,501
  Amortization of intangibles          -             -        302  (B)        302              -              -              302
  Acquisition Costs                    -         2,864     (2,864) (F)          -              -              -                -
  General and administrative       4,708         2,300     (1,164) (H)      5,747            173           (173) (K)       5,747
                                                              (97) (G)
                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
     Total costs and expenses     36,294        21,154     (3,846)         53,602          1,486         (1,486)          53,602

                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
  Operating earnings (loss)        5,129        (2,233)     3,846           6,742            962           (962)           6,742

Other income (expenses):
  Interest income                    625             -          -             625              2           (285) (D)         342
  Interest expense                    (7)          232     (1,357) (E)     (1,132)        (1,008)           642  (E)      (1,498)
  Net gains on sales of
    property and equipment             3             -          -               3              -              -                3
 Equity in partnership and
   joint venture earnings            250             -          -             250              -            512  (K)         762
 Write-off of Assets                   -          (964)       612  (G)       (352)             -              -             (352)
                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
   Earnings (loss) before
     income taxes                  6,000        (2,965)     3,101           6,136            (44)           (93)           5,999

Income tax expense                 2,101            38        179  (I)      2,318              -            (50) (I)       2,268
                                -----------   ----------   -----------   -------------  -----------   --------------   -------------
  Net earnings (loss)              3,899        (3,003)     2,922           3,818            (44)           (43)           3,731
                                ===========   ==========   ===========   =============  ===========   ==============   =============
Weighted average shares and
  share equivalents               17,620                                   17,620                                         17,620
                                ===========                              =============                                 =============
Net earnings per share            $ 0.22                                   $ 0.22                                         $ 0.21
                                ===========                              =============                                 =============

See accompanying notes to pro forma consolidated financial information.

              CENTRAL PARKING CORPORATION AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                     Year ended September 30, 1996
 (All dollar amounts are expressed in thousands, except per share data)
                              (Unaudited)

                                                                Civic         Civic
             Company    Square                   Pro Forma      1/1-3/20/96   3/21-12/31/96                     Pro Forma
             Historical Historical Adjustments   Consolidated   Historical    Historical       Adjustments      Consolidated
             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------

REVENUES:
Parking      $ 109,272  $67,869    $     -       $177,141       $  1,980      $   8,866        $    188 (L)     $ 177,141
                                                                                                   (320)(J)
Management                                                                                      (10,714)(K)
contract        34,044        -          -         34,044              -              -            (317)(A)        34,044
                                                                                                    317 (K)
             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------
Total
revenues       143,316   67,869          -        211,185          1,980          8,866         (10,846)          211,185

Costs and
expenses:

Cost of
parking         99,196   56,882        (92) (C)   155,986            626          3,884              73 (C)       155,986
                                                                                                   (317)(A)
                                                                                                   (134)(J)
                                                                                                 (4,132)(K)
Cost of
management
contracts        9,769        -          -          9,769              -              -               -             9,769

Amortization
of                                                                                                    -             1,208
intangibles          -        -      1,208   (B)    1,208              -              -
Acquisition                                                                                           -                 -
Costs                -    2,864     (2,864)  (F)        -              -              -

General and
administra-
tive            17,419    8,781     (4,356)  (H)   21,457              -            307              15 (L)        21,457
                                      (387)  (G)                                                   (322)(K)

             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------
Total costs
and expenses   126,384   68,527     (6,491)       188,420            626          4,191          (4,817)          188,420

             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------
Operating
earnings
(loss)          16,932     (658)     6,491         22,765          1,354          4,675          (6,029)           22,765

Other
income
(expenses):
Interest
income           2,303        -          -          2,303              -              7          (1,130)(D)         1,180

Interest
expense              -   (1,296)    (3,359)  (E)   (4,655)             -         (3,250)          1,786 (E)        (6,119)

Net gains
on sales of
property and
equipment        1,192       -           -          1,192              -              -               -             1,192

Equity in
partnership
and joint
venture
earnings           641       -           -            641              -              -            2,971 (K)        3,612

Write-off of
assets               -     (964)       612 (G)       (352)             -              -                -             (352)

Reimbursement
of previously
incurred
fixed costs          -    1,049          -          1,049              -              -                -            1,049

Gain from
litigation
settlement           -      651          -            651              -              -                -              651

             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------
Earnings
(loss)
before
income
taxes           21,068   (1,218)     3,744         23,594          1,354          1,432           (2,402)          23,978

Income
tax
expense          7,232      470      1,227 (I)      8,929              -              -              138 (I)        9,067

             ---------- ---------- -----------   -------------  -----------   --------------   -------------    --------------
Net
earnings
(loss)          13,836   (1,688)   $ 2,517       $ 14,665       $  1,354      $   1,432        $  (2,540)       $  14,911
             ========== ========== ===========   =============  ===========   ==============   =============    ==============
Weighted
average
shares
and share
equivalents     17,491                             17,491                                            17,491
             ==========                          ===========                                     ==============

Net
earnings
per share     $   0.79                            $  0.84                                        $     0.85
             ==========                          ===========                                     ===============

See accompanying notes to pro forma consolidated financial information.


       8-9

                      CENTRAL PARKING CORPORATION

         NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The accompanying pro forma financial information presents the pro forma consolidated financial condition of Central Parking
Corporation as of December 31, 1996 and the pro forma consolidated results of operations for the three months ended December 31, 1996 and the fiscal year ended September 30, 1996.

On December 31, 1996, the Company acquired for cash 100% of the ownership units in Civic Parking, LLC, a Missouri limited liability company ("Civic"). On January 18, 1997, the Company completed the acquisition of Square Industries, Inc., a New York corporation
("Square"), through a cash tender offer for all the outstanding shares of common stock of Square. On April 16, 1997, the Company sold for cash 50% of Civic to Equity Office Holdings - St. Louis Parking, LLC. The Company's historical consolidated balance sheet reflects the acquired net assets and effects of financing of Civic. The accompanying pro forma consolidated balance sheet reflects the acquisition of Square's assets and liabilities and the effects of the related financing, and the sale of 50% ownership in Civic and the related debt retirement, as if the Square acquisition and the sale of 50% of Civic had occurred on December 31, 1996. The accompanying pro forma consolidated statements of earnings reflect the pro forma results of operations of the Company, as adjusted, as if the acquisition of Civic and Square, and the subsequent sale of 50% of Civic, had occurred on October 1, 1995. The Company's 50% joint venture interest in Civic is accounted for under the equity method of accounting.

PRO FORMA CONSOLIDATED BALANCE SHEET

The adjustments in the pro forma consolidated balance sheet are to reflect (i) the preliminary allocation of the purchase price of Square based upon estimates of fair value of the assets and liabilities acquired, (ii) the effects of related borrowings, $1.6 million of transaction costs, and $1.3 million estimated severance costs, (iii) the recording of tangible assets acquired (goodwill of $27.7 million and non-compete agreements of $500 thousand), (iv) the elimination of deferred expenses, (v) the related tax effects, and (vi) the effects of the sale of 50% of Civic and the related debt retirement. The effect of the Company's acquisition of Civic is reflected in the Company's historical information, based upon preliminary purchase price allocations, as the acquisition was completed December 31, 1996. The accompanying pro forma consolidated statements of earnings reflect the pro forma results of operations of the Company, as adjusted, as if Civic and Square had been acquired on October 1, 1995, and are adjusted to reflect the sale of 50% of Civic. Final purchase price allocations are not expected to be materially different from the preliminary allocations.

The adjustments reflected in the pro forma consolidated balance sheet are as follows:

      (A) To record the purchase of Square based upon the preliminary allocation of the purchase price based upon estimates of fair value of the assets and liabilities acquired as set forth above, including (i) the write-up of property, plant and equipment of $30,847,000, (ii) the recognition of the non-compete agreement with an estimated fair value of $500,000, (iii) the elimination of $1,949,000 of deferred expenses of Square which have no continuing value to the Company, (iv) the recording of transaction costs of $1,559,000, (v) the recording of estimated severance costs of $1,343,000,
           (vi) the elimination of Square's equity, and (vii) the recording of the resultant $27,724,000 in goodwill.

      (B) To adjust the deferred tax balances to reflect the net deferred tax liabilities resulting from the difference between amounts recorded for financial reporting and tax purposes.

      (C) To record the $52,681,000 net increase in long-term debt to finance the acquisition.

      (D) To record the sale for cash of $45,500,000 of Civic and the resultant debt reduction using sale proceeds, and to record the Company's remaining 50% ownership interest in Civic using the equity method of accounting.


Final purchase price allocations are not expected to be materially different from the preliminary allocations.


PRO FORMA CONSOLIDATED STATEMENTS OF  EARNINGS

The adjustments reflected in the pro forma consolidated statements of earnings are as follows:

      THREE MONTHS ENDED DECEMBER 31, 1996

      (A) To eliminate management contract revenue and expense related to the prior management agreement between Civic and the Company.

      (B) To record amortization of the intangible assets. The goodwill and non-compete are being amortized over periods of 25 and 5 years, respectively.

      (C) To reflect the net change in depreciation resulting from the fair value adjustments and changes in estimated asset lives.

      (D) To reflect a decrease in income earned on cash investments used for purposes of the acquisition of Civic.

      (E) To reflect interest on acquisition related borrowings, and interest savings due to debt reduction resulting from the Civic sale. Interest is calculated at an annual rate of 6.75%.

      (F) To eliminate the effect of acquisition costs reflected in Square's historical results of operations and directly related to Square's sale to the Company.

      (G) To eliminate the effect of Square's (i) scheduled amortization of deferred expenses and financing costs, and (ii) the write-off of $612 thousand deferred financing costs directly related to the acquisition.

      (H) To record the effect of estimated cost savings relating to general and administrative expenses, including excess personnel, to be eliminated prospectively in connection with the Square acquisition.

      (I) To record estimated federal and state income taxes at a combined rate of 36%.

      (J) To eliminate the revenues and expenses related to a bus lot not acquired, but included in the historical financial statements of Civic for the period from March 21, 1996 through December 31, 1996.

      (K) To reflect the elimination of 100% ownership of Civic as a result of the sale of a 50% interest to Equity Office
           Holdings-St. Louis Parking, LLC, and to reflect the remaining 50% ownership interest in Civic's operations using the equity method of accounting.




     YEAR ENDED SEPTEMBER 30, 1996

      (A) To eliminate management contract revenue and expense related to the prior management agreement between Civic and the Company.

      (B) To record amortization of the intangible assets. The goodwill and non-compete are being amortized over periods of 25 and 5 years, respectively.

      (C) To reflect the net change in depreciation resulting from the fair value adjustments and changes in estimated asset lives.

      (D) To reflect a decrease in income earned on cash investments used for purposes of the acquisition of Civic.

       (E) To reflect interest on acquisition related borrowings, and interest savings due to debt reduction resulting from the Civic sale. Interest is calculated at an annual rate of 6.75%.

      (F) To eliminate the effect of acquisition costs reflected in Square's historical results of operations and directly related to Square's sale to the Company.

      (G) To eliminate the effect of Square's (i) scheduled amortization of deferred expenses and financing costs, and (ii) the write-off of $612 thousand deferred financing costs directly related to the acquisition.

      (H) To record the effect of estimated cost savings relating to general and administrative expenses, including excess personnel, to be eliminated prospectively in connection with the Square acquisition.

      (I) To record estimated federal and state income taxes at a combined rate of 36%.

      (J) To eliminate the revenues and expenses related to a bus lot not acquired, but included in the historical financial statements of Civic for the period March 21, 1996 through
           December 31, 1996.

      (K) To reflect the elimination of 100% ownership of Civic as a result of the sale of a 50% interest to Equity Office Holdings-St. Louis Parking, LLC, and to reflect the remaining 50% ownership interest in Civic's operations using the equity method of accounting.

      (L) To record commercial rental income and certain property expenses excluded from the Civic Center historical statement of direct revenues and expenses for the period January 1 through March 20, 1996.

           ITEM 7(c) EXHIBITS.

           The exhibits filed as a part of this Report are listed in the Index to Exhibits immediately following the signature page.

SIGNATURE


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

						CENTRAL PARKING CORPORATION





						By:/S/Stephen A. Tisdell
                                                      Stephen A. Tisdell
                                                      Chief Financial Officer

Date:   April 30, 1997

                             EXHIBIT INDEX


Exhibit
Number

2.1 Form of $150,000,000 Credit Agreement dated December 12, 1996 by and among various banks with SunTrust Bank, Nashville, N.A. as Agent, and Central Parking Corporation and certain of its subsidiaries (Incorporated by reference to Item 11(b)(1) to the Company's Tender Offer Statement on Schedule 14D-1 as filed on December 13, 1996).

2.2 Agreement for Sale and Purchase of Membership Interests, dated as of November 22, 1996, by Central Parking System
	Realty, Inc. and Central Parking System Realty of
	Missouri, Inc. (direct and indirect subsidiaries, respectively, of Central Parking Corporation) and Gateway Groups, Inc., and SLC Holdings, LLC.
        (Incorporated by reference herein to Exhibit 2.2 to the Company's Current Report on Form 8-K as filed on
        January 14, 1997).


2.3 Agreement for Purchase and Sale of Membership Interests, dated as of April 16, 1997, by EOP-St. Louis Parking Garages, L.L.C. (an affiliate of Equity Capital Holdings, L.L.C., a subsidiary of Equity Office Holdings, L.L.C.) and Central Parking System Realty of Missouri, Inc. (an indirect subsidiary of Central Parking Corporation).


	A copy of the exhibit lists to the documents listed above has been included. The exhibits have been omitted from this filing but the Registrant will furnish supplementally to the Commission a copy of any omitted exhibit upon request.

         PURCHASE AGREEMENT WITH RESPECT TO MEMBERSHIP INTEREST

                                BETWEEN

                 EOP-ST. LOUIS PARKING GARAGES, L.L.C.

                                  AND

            CENTRAL PARKING SYSTEM REALTY OF MISSOURI, INC.

                          Dated April 16, 1997


              RE:     PURCHASE OF FIFTY PERCENT MEMBERSHIP
                      INTEREST IN CIVIC PARKING, L.L.C.

                           TABLE OF CONTENTS
ARTICLE I - PURCHASE AND SALE OF MEMBERSHIP INTEREST            1
        1.1 Purchase and Sale of Membership Interest.           1

ARTICLE II - PURCHASE PRICE                                     1
        2.1 Purchase Price.                                     1

ARTICLE III - SELLER'S REPRESENTATIONS AND WARRANTIES           2
        3.1 Organization.                                       2
        3.2 Authority.                                          3
        3.3 Authorization of Transaction; Noncontravention.     3
        3.4 Ownership of Membership Interest.                   3
        3.5 Corporate Records.                                  4
        3.6 Officers and Managers.                              4
        3.7 Compliance with Applicable Laws.                    4
        3.8 Contracts.                                          4
        3.9 Real Estate.                                        4
        3.10 Financial Statements.                              5
        3.11 Employees.                                         5
        3.12 Tax Returns.                                       5
        3.13 Personal Property.                                 5
        3.14 Litigation.                                        5
        3.15 Insurance Policies.                                6
        3.16 Guaranties.                                        6
        3.17 Liabilities.                                       6
        3.18 Consents.                                          6

ARTICLE IV - BUYER'S REPRESENTATIONS AND WARRANTIES             6
        4.1 Organization.                                       6
        4.2 Authority.                                          6
        4.3 Transaction not a Breach.                           6

ARTICLE V - OTHER AGREEMENTS                                    7
        5.1 Closing Costs.                                      7
        5.2 Brokerage.                                          7

ARTICLE VI - INTENTIONALLY DELETED                              7

ARTICLE VII - CLOSING                                           7
        7.1 Time, Date and Place of Closing.                    7
        7.2 Deliveries by Seller at Closing.                    7
        7.3 Deliveries by Buyer at Closing.                     8

ARTICLE VIII - INDEMNIFICATION                                  8
        8.1 Indemnification by Seller and CPS.                  8
        8.2 Indemnification by Buyer.                           8
        8.3 Terms of Indemnification.                           8

ARTICLE IX - MISCELLANEOUS                                      9
        9.1 Notices.                                            9
        9.2 Severability.                                       10
        9.3 Assignment.                                         10
        9.4 Entire Agreement.                                   10
        9.5 Documents.                                          11
        9.6 Third Parties.                                      11
        9.7 Governing Law.                                      11
        9.8 Survival of Warranties.                             11
        9.9 Consent to Jurisdiction.                            11
        9.10 Audit Rights.                                      11

                               SCHEDULES

                       Designation & Description

Schedule 3.1 		--	Foreign States of Qualification
Schedule 3.4		--	Description of Membership Interest
Schedule 3.5		--	The Certificate of Formation and
                                Operating Agreement
Schedule 3.6		--	Manager, Officers and Directors of
                                the Company
Schedule 3.7		--	Violation of Laws
Schedule 3.8		--	Contracts
Schedule 3.9		--	The Property
Schedule 3.10		--	Financial Information
Schedule 3.12		--	Tax Issues
Schedule 3.13		--	Personal Property
Schedule 3.14		--	Litigation
Schedule 3.15		--	Insurance Policies
Schedule 3.16		--	Licenses and Permits
Schedule 3.17		--	Excluded Assets and CCC Purchase
                                Agreement Liabilities


                                EXHIBITS


Exhibit 2.1(b)(D)       --      Financing and Closing Costs
Exhibit 7.2(c)		--	Amended and Restated Operating
                                Agreement
Exhibit 7.2(g)		--	Operating Lease
Exhibit 7.2(h)		--	Retail Management Agreement
Exhibit 9.10		--	Management Representation Letter


                                 * * *

	PURCHASE AGREEMENT WITH RESPECT TO MEMBERSHIP INTEREST


		THIS PURCHASE AGREEMENT WITH RESPECT TO MEMBERSHIP INTEREST ("Agreement") is entered into as of the 16th day of April, 1997 by and among CENTRAL PARKING SYSTEM REALTY OF MISSOURI, INC., a Tennessee corporation ("Seller"), CENTRAL PARKING SYSTEM REALTY, INC., a Tennessee corporation ("CPS"), and EOP-ST. LOUIS PARKING GARAGES, L.L.C., a Delaware limited liability company ("Buyer").

		WHEREAS, Seller is the beneficial and record owner of a fifty percent (50%) Membership Interest (the "Membership Interest") in Civic Parking, L.L.C., a Missouri limited liability company (the "Company");

		WHEREAS, the remainder of the membership interests in the Company are held beneficially and of record by Seller's parent company, CPS;

		WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Membership Interest, upon the terms and conditions hereinafter set forth;

		NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


ARTICLE I - PURCHASE AND SALE OF MEMBERSHIP INTEREST

    1.1     Purchase and Sale of Membership Interest.

            Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, assign, transfer and deliver to Buyer at the Closing, and Buyer agrees to purchase from Seller at the Closing, the Membership Interest, for the purchase price set forth in Section 2 hereof.


ARTICLE II - PURCHASE PRICE

 2.1     Purchase Price.

         The Purchase Price (the "Purchase Price") for the Membership Interest shall be the aggregate of:

         (a)  Forty-Five Million Five Hundred Thousand Dollars
              ($45,500,000.00); plus or minus:

         (b) The net amount (which may be less than zero) of the Price Adjustments. "Price Adjustments" means the following:

         (A) An upward Price Adjustment shall be made in an amount equal to fifty percent (50%) of the Company's (i) cash and cash equivalents, and (ii) maintenance and capital reserves (to the extent not reflected in cash and cash equivalents), each as of the close of business on the Closing Date;

         (B) An upward Price Adjustment shall be made in the amount of fifty percent (50%) of the Company's receivables, net of any allowance for doubtful accounts, as of the close of business on the Closing Date, and a downward Price Adjustment shall be made in the amount of fifty percent (50%) payables as of the close of business on the Closing Date; and

          (C) Fifty percent (50%) of the rents and other monthly revenues, real estate taxes, utilities and other closing adjustments customarily apportioned in real estate transactions shall be pro rated and allocated to Buyer or Seller as upward or downward Price Adjustments, as the case may be, in accordance with local real estate practice, with the Closing Date to be allocated to Buyer.

          (D) An upward Purchase Price Adjustment shall be made in an amount equal to fifty percent (50%) of the itemized finance and closing costs incurred by Seller in the purchase of all of the membership interests in the Company set forth in and described on Exhibit 2.1(b)(D).

          (c) The Price Adjustments shall be determined to the extent possible from a balance sheet (the "Closing Balance Sheet"), which shall be prepared by the Company's accountants as of the close of business on the day prior to the Closing Date, in a manner consistent with past practice, and delivered to the parties. Within sixty
              (60) days after the Closing Date, Seller and Purchaser shall cause to be prepared an audit of the Closing Balance Sheet by KPMG Peat Marwick LLP (the "CPA"), whose opinion thereon shall be unqualified. CPS, Seller and Purchaser shall give the CPA full access to the work papers from the Company's last audit. The audit shall be prepared in accordance with generally accepted accounting principles except that:

          (i) to the extent that the accounts receivable reflected on the Closing Balance Sheet do not reflect a reserve for all accounts receivable in excess of ninety (90) days, a reserve therefore shall be made; and

         (ii) the Closing Balance Sheet shall include accrual for all liabilities (whether contingent or absolute) known to Seller arising out of the operation of the Company, including, but not limited to, real estate taxes, utilities, sales and use taxes, warranty claims, lawsuits, claims, vacation, sick pay, union payments and self-insured liabilities.

         The audited Closing Balance Sheet shall be conclusive as to the Price Adjustments, unless any party shall object to the calculation of the amount of any Price Adjustment as reflected on the Closing Balance Sheet by giving the other parties notice thereof, setting forth the basis for, and particulars of, the objection, not later than sixty (60) business days after its receipt of the audited Closing Balance Sheet. If such a notice of objection is given, the parties shall attempt to resolve the objection among themselves by mutual agreement; but if the parties are unable to resolve the objection within thirty (30) days after the date such notice is given, the objection shall be resolved by Seller's and Buyer's respective public accounting firms in such manner as they shall determine to be appropriate and expeditious; and such resolution shall be conclusive on all parties.


ARTICLE III- SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller and CPS, jointly and severally, represent and warrant to Buyer on the date of this Agreement and again on the Closing Date as follows:

    3.1  Organization.

         The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Missouri. To the best knowledge of Seller and CPS, except as set forth in Schedule 3.1 attached hereto, the Company is not qualified to do business as a foreign corporation in any state and neither the ownership of assets nor the conduct of business by the Company makes any such qualification necessary. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. CPS is a corporation duly organized, validly existing and in good standing in the State of Tennessee.

    3.2  Authority.

         Each of Seller and CPS has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by Seller and CPS have been duly and properly authorized by proper corporate action in accordance with applicable law and with the Articles of Incorporation and By-Laws of Seller.



    3.3  Authorization of Transaction; Noncontravention.

     (a) Except as set forth in Section 3.18, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. Subject to the required consents described in Section 3.18, neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the Operating Agreement or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company.

     (b) Subject to the required consents described in Section
         3.18, neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Seller or CPS is subject, or any provision of either Seller's or CPS's charter or bylaws.

  3.4    Ownership of Membership Interest.

         The Company has 100 Units issued and outstanding, of which fifty
         (50) Units are owned of record by the Seller and fifty (50) Units are owned of record by CPS. All issued and outstanding Units have been duly authorized, and are validly issued, fully paid and nonassessable. The Units are not represented by certificates.
         There are no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue or to sell, transfer or otherwise dispose of any Units. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Units except as described in this Agreement or in the Operating Agreement. Seller is the beneficial and record owner of the Membership Interest as further described in Schedule
         3.4 attached hereto. The Membership Interest, together with the membership interest held by CPS, constitute 100% of the membership interests of the Company, all of which membership interests are free and clear of all liens, claims and encumbrances of any kind and nature whatsoever. Seller has full right, power and authority to transfer the Membership Interest to Buyer and upon Closing, Buyer will receive good and marketable title to the Membership Interest free and clear of all liens, claims and encumbrances of any kind, nature and description. The Company has no subsidiaries. No person or entity has any rights by way of stock option, convertible security, subscription, warrant, contract or other agreement or arrangement, written or oral, to purchase or acquire any membership interest of the Company.

  3.5    Corporate Records.

         The Certificate of Formation and the currently effective Operating Agreement and other currently effective organizational documents (and any amendments thereto) of the Company have heretofore been made available to Buyer, are complete and correct in all respects.
         Schedule 3.5 attached hereto sets forth true and correct copies of the currently effective Certificate of Formation and Operating Agreement and other organizational documents (and any amendments thereto) of the Company, said Certificate of Formation being certified by the Secretary of State of Missouri as of a date not earlier than thirty (30) days prior to the date of this Agreement.

 3.6     Officers and Managers.

         Schedule 3.6 attached hereto sets forth the name, office and term of every officer and manager of the Company.

 3.7     Compliance with Applicable Laws.

         To Seller's and CPS's knowledge, except as set forth in Schedule 3.7 attached hereto, the Company has complied with all laws, regulations, injunctions, decrees and orders applicable to it or to the operation of its business and has received no notice of any alleged violation of any such law, regulation, injunction, decree or order, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations or results of operations of the Company.

 3.8     Contracts.

         Attached hereto as Schedule 3.8 is a true and complete list of every material contract, to which the Company is a party which relates, directly or indirectly, to the Company's business, including, without limitation, agreements relating to leases; service contracts; agreements regarding the purchase of supplies or other products or services; leases or other contracts relating to personal property; loan agreements, security agreements, conditional sale or title retention agreements or other instruments relating to financing; and parking, storage, transportation or similar agreements. As used in this Section 3.8, a material contract shall mean any contract to which the Company is a party, the performance of which will involve future consideration in excess of Ten Thousand Dollars ($10,000.00). Seller has furnished Buyer a true and accurate copy of each written contract and a true and accurate summary of each oral agreement so listed on Schedule 3.8. Except as set forth in Schedule 3.8, to Seller's knowledge, all such contracts, agreements, relationships and commitments are in full force and effect, enforceable in accordance with their terms, no party is in default with respect thereto, and there is no event which with the passage of time or giving of notice, or both, would create a default.

 3.9     Real Estate.

    (a) The only real estate currently owned by the Company or currently used in the operation of the Company's business is the real estate described on Schedule 3.9 (the "Property"). With respect to each such parcel of real property, except as reflected on
         Schedule 3.9 and other matters which would not have a material adverse effect on the financial condition of the Company:
    (A)  There are no pending or, to Seller's or
         CPS's knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to such real property or other matters affecting materially and adversely the current use, occupancy, or value thereof; and
    (B) There are no outstanding contracts, options, agreement or rights of first refusal to purchase such real property, or any portion thereof or interest therein.
    (b) No portion of the Property is subject to any pending condemnation, taking or other similar proceeding by any public authority, and Seller has no knowledge nor has any grounds to believe that any such condemnation or taking is threatened.
    (c) Seller and CPS have made available to Buyer any and all written notices, reports or other written information in Seller's, CPS's or the Company's possession regarding the environmental condition of the Company's real or personal property.
  3.10   Financial Statements.

         The financial statements described on Schedule 3.10 have been prepared in accordance with generally accepted accounting principles consistently applied, and truly and accurately reflect the financial condition and results of operation of (a) the Company for the period commencing March 21, 1996 through December 31, 1996; and (b) direct revenue and expenses of Civic Center Corporation for the year ended December 31, 1995 and for the period commencing January 1, 1996 through March 20, 1996. Notwithstanding the foregoing, Seller makes no representation with respect to such portion of the financial statements described in Schedule 3.10 to the extent related to the retail portion of the Property.

  3.11   Employees.

         The Company does not have and has never had any employees. The Company has never maintained or contributed to any employee pension plan or employee welfare benefit plan.

  3.12   Tax Returns.

         The Company has filed all federal, state, county and local tax returns which it is required to have filed, and such returns are true, correct and complete in all material respects. To the best of Seller's and CPS's knowledge, the Company has paid or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies which have or may become due pursuant to such returns or pursuant to any assessment received with respect thereto. Except as set forth in the attached Schedule 3.12, there is pending no audit or examination of any tax return of the Company by any governmental agency, nor has the Seller or the Company received notice of any such audit or examination.

  3.13   Personal Property.

         Attached hereto as Schedule 3.13 is a correct and complete list of all material personal property owned by, in the possession of, or used by the Company in connection with its business, and constitutes all such tangible personal property necessary for the conduct of the Company's business as now conducted. Except as set forth in
         Schedule 3.8, no personal property used by the Company in connection with its business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement. The Company's assets include all items necessary or reasonably and routinely used in the operation of the Company's business and used in the Company's administrative, accounting and financial operations.

  3.14   Litigation.

         Schedule 3.14 sets forth a description of each pending or threatened action, suit, proceeding, hearing, complaint or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator to which the Company is a party or is threatened to be made a party, except where the resolution of such pending or threatened matter would not have a material adverse effect on the financial condition of the Company. For purposes of this paragraph, "threatened" includes only those instances where the to the knowledge of Seller or CPS, a potential claimant or party has a present intention to institute an action, suit, proceeding, hearing, complaint or investigation.



 3.15   Insurance Policies.

        Attached hereto as Schedule 3.15 is a true and complete list and description of all insurance policies now in effect that are applicable to the Company or the Property. Such policies are in full force and effect, and the Company is not in default under any of them.

 3.16   Guaranties.

        The Company is not a guarantor of or otherwise responsible for any liability or obligation of any other person which guaranty or responsibility will survive the Closing.

 3.17   Liabilities.

        After the Closing, the Company will have no further liabilities or obligations arising out of the Company's prior ownership of the "Excluded Assets" (as hereinafter defined), except as set forth in the Agreement Relating to Parking or as disclosed in Schedule 3.17. After the Closing, the Company will have no liability or obligation to St. Louis National Baseball Club, Inc., Civic Center Corporation or Anheuser-Busch Companies, Inc. or their respective Affiliates or assignees as a result of or arising under the "CCC Purchase

        Agreement" (as hereinafter defined), except as disclosed in Schedule
        3.17. As used in this Section 3.17, the phrase "Excluded Assets" means those assets which are described on Schedule 3.17 and which are no longer owned by the Company, and the phrase "CCC Purchase Agreement" means the Purchase and Sale Agreement by and among Gateway Group, Inc., St. Louis National Baseball Club, Inc., Civic Center Corporation and Anheuser-Busch Companies, Inc. dated as of December 22, 1995.

 3.18   Consents.

        No consent of any third party is required for the execution, performance or consummation of this Agreement and the transactions contemplated hereunder.


ARTICLE IV - BUYER'S REPRESENTATIONS AND WARRANTIES

        Buyer represents and warrants to Seller on the date of this Agreement and again on the Closing Date as follows:

  4.1   Organization.
        Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

  4.2   Authority.

        Buyer has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by Buyer have been duly and properly authorized by proper corporate action in accordance with applicable law and with the Certificate of Formation and the Operating Agreement of Buyer.

  4.3   Transaction not a Breach.

        Neither the execution and delivery of this Agreement nor its performance by Buyer will conflict with or result in a breach of the terms, conditions or provisions of the Certificate of Formation and the Operating Agreement of Buyer or any contract, agreement, mortgage or other instrument or obligation of any nature to which Buyer is a party or by which Buyer is bound; and neither the execution and delivery of this Agreement nor its performance by Buyer will contravene or violate any statute or any judicial or governmental regulation, order, injunction judgment or decree or require the approval, consent or permission of any governmental or regulatory body or authority.


ARTICLE V -  OTHER AGREEMENTS

 5.1    Closing Costs.

         The closing costs (including, without limitation, transfer taxes, documentary stamps, intangible taxes and similar taxes or charges, title insurance premiums, survey costs, recording charges and escrow fees) shall be paid by Buyer. Seller and Buyer shall, however, be responsible for the fees of their respective attorneys.

  5.2    Brokerage.

         Seller and Buyer represent that they have not dealt with any brokers in connection with this transaction. Seller and Buyer shall indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under said party and in any way related to this Agreement, including, without limitation, attorneys' fees in connection with such claims.


ARTICLE VI - INTENTIONALLY DELETED



ARTICLE VII- CLOSING

  7.1    Time, Date and Place of Closing.

         The transaction which is the subject of this Agreement shall be closed on April 16, 1997 at 9:00 a.m., or on such other date and time as the parties shall mutually agree upon in writing ("the Closing Date"). The Closing shall take place at the offices of Rosenberg & Liebentritt, P.C. in Chicago, Illinois.

  7.2    Deliveries by Seller at Closing.

         At the Closing, Seller will deliver to Buyer the following documents, in form and substance satisfactory to Buyer's counsel:

     (a) An assignment of the Membership Interest, together with all necessary consents, including, without limitation, the consent of Company and of CPS.

     (b) Certificates of the Secretary of States of Tennessee and Missouri evidencing the good standing of Seller, CPS and the Company.

     (c) An Amended and Restated Operating Agreement for the Company in the form attached hereto as Schedule 7.2(c).

     (d) Resignations of all managers and officers of the Company, to be effective as of the Closing.

     (e) The certificate executed by Seller's President and Secretary provided for in Section 6.1(c) hereof.

     (f) Intentionally deleted.

     (g) Operating Lease by and between the Company and Central Parking System of St. Louis, Inc. in the form attached hereto as Schedule 7.2(g).

     (h) Retail Management Agreement by and between the Company and [Equity] in the form attached hereto as Schedule 7.2(h).

     (i) Such other documents and instruments as Buyer may reasonably require in order to effectuate the transaction which is the subject hereof.

  7.3    Deliveries by Buyer at Closing.

         At the Closing, Buyer will deliver to Seller a bank wire transfer in the amount of the Purchase Price, as adjusted pursuant to Section 2.1(b).


ARTICLE VIII-INDEMNIFICATION

   8.1    Indemnification by Seller and CPS.

          Seller and CPS, jointly and severally, agree to protect, defend, indemnify and hold harmless Buyer and its members, principals, shareholders, directors, officers, partners, agents, employees, successors and assigns from and against:

      (a) any and all liabilities and obligations of the Company of whatever nature, whether arising out of contract, tort, statute or otherwise, which are applicable to the operation of the Company's business prior to the Closing Date and which are not included in the Closing Balance Sheet;

      (b) any and all losses, damages, claims, demands, liabilities, expenses, actions, fines, penalties, suits, proceedings, remedial action requirements, enforcement actions of any kind and all costs and expenses incurred in connection therewith, including but not limited to, reasonable attorneys' fees and expenses (hereinafter collectively referred to as "Damages"), incurred by reason of or arising out of any misrepresentation or breach of warranty by Seller or non-fulfillment of any covenant or condition to be performed or complied with by Seller under the terms of this Agreement; and

      (c) any and all liabilities and Damages for all foreign, federal, state and local income, sales, use property, intangible and franchise taxes and any interest and penalties relating thereto of the Company arising from periods prior to the Closing Date (collectively "Taxes").

   8.2    Indemnification by Buyer.

          Buyer agrees to protect, defend, indemnify and hold harmless Seller and its principals, shareholders, directors, officers, partners, agents, employees, successors and assigns from and against:

      (a) any and all Damages incurred by reason of or arising out of any misrepresentation or breach of warranty by Buyer or non-fulfillment of any covenant or condition to be performed or complied with by Buyer under the terms of this Agreement.

   8.3    Terms of Indemnification.

          The foregoing indemnification obligations are subject to the following:

      (a) Time Periods and Maximum Liability. No party hereto shall be required to indemnify another party pursuant to the foregoing unless the party claiming the right to be indemnified notifies the other party of facts which are the basis for indemnification pursuant to this Section on or before the six (6) month anniversary of the Closing Date; provided, however, that notwithstanding the foregoing, (i) the time limitations set out in this clause shall not be applicable with respect to any breach of a representation or warranty under Sections 3.1, 3.2, 3.3, 3.4 and
          3.17 or the indemnification obligations contained in Sections 8.1(a) and (c) which indemnification provisions shall continue indefinitely; and (ii) if prior to the close of business on the date any representation or warranty ceases to survive, the indemnifying party shall have received written notification of a claim for indemnity hereunder specifying in reasonable detail the basis of any such claim, and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue as a basis for indemnity until it is finally resolved or disposed of, subject to applicable statutes of limitation. If the recipient of the notice desires to dispute such claim, it shall, within thirty (30) days after notice of the claim of loss against it is given, give a counternotice, setting forth the basis for disputing such claim, to Buyer, Seller or CPS, as the case may be. If no such counternotice is given within such thirty-day period, or if Buyer or Seller, as the case may be, acknowledges liability for indemnification, then such loss shall be promptly satisfied. The maximum aggregate liability of Seller and CPS to the Buyer under this Agreement for all indemnity obligations to Buyer shall be Five Hundred Thousand Dollars ($500,000.00). Notwithstanding the foregoing, neither party shall be entitled to recover under the rights to indemnification provided hereunder until and to the extent that the aggregate of such losses, damages or expenses suffered by such party in respect of all such claims exceeds Ten Thousand Dollars ($10,000.00).

      (b) Arbitration. If, within thirty (30) days after the giving of counternotice by Buyer, Seller or CPS, as the case may be, Seller, CPS and Buyer shall not have reached agreement as to the claim in question, then the claim for indemnification shall be submitted to and settled by arbitration as hereinafter provided (it being expressly understood and agreed that if such counternotice is duly given, it is the intention of the parties to this Agreement that any such claim shall be resolved by arbitration as provided in this section). Arbitration shall be by a single arbitrator experienced in the matters at issue selected by Seller and Buyer in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The meeting of the arbitrator shall be held in St. Louis, Missouri and shall be conducted in accordance with the Commercial Arbitration Rules existing at the date thereof of the American Arbitration Association to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be final and binding as to any matters submitted to him under this Agreement, and to the extent this decision is that a loss has been suffered for which either party is to be indemnified under this Agreement, it shall be promptly satisfied; provided, however, that, if necessary, such decision and satisfaction procedure may be enforced by either Buyer or Seller in any court of record having jurisdiction over the subject matter or over any of the parties hereto. All costs and expenses incurred in connection with any such arbitration proceeding shall be borne by the party against whom the decision is rendered, or, if no decision is rendered or if the decision is a compromise, equally by Buyer and Seller.

      (c) Satisfaction of Loss. Any loss incurred by Seller or Buyer, as the case may be, for which it is to be indemnified hereunder shall be paid promptly by the indemnifying party.

ARTICLE IX - MISCELLANEOUS

   9.1    Notices.

          Any notices hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by telecopy or other facsimile transaction, the first business day after sent by overnight courier with instructions for next day delivery (such as Federal Express), or on the second business day after deposit in the United States Mail, registered or certified, return receipt requested, postage prepaid, addressed to:

             IF TO SELLER:
                             c/o Central Parking System Realty of
                             Missouri, Inc.
                             2401 21st Avenue, South, Suite 200
                             Nashville, Tennessee 37212
                             Attention:  Monroe J. Carell, Jr.
                             Facsimile:  (615) 297-6240

             with a copy to:
                             c/o Central Parking System Realty, Inc.
                             2401 21st Avenue, South, Suite 200
                             Nashville, Tennessee 37212
                             Attention:  Henry J. Abbott, Secretary
                             Facsimile:  (615) 297-6240

             IF TO BUYER:
                             c/o Equity Capital Holdings, L.L.C.
                             Two North Riverside Plaza
                             Suite 2200
                             Chicago, Illinois 60606
                             Attn:   Gary Beller
                             Facsimile No.:  312/906-9057

             with a copy to:
                             Rosenberg & Liebentritt, P.C.
                             Two North Riverside Plaza
                             Suite 1515
                             Chicago, Illinois  60606
                             Attn:   Kelly L. Stonebraker, Esq.
                             Facsimile No.:  312/454-0335

          or at such other address or addresses as the parties may from time to time specify by notice in writing to the other parties, given in the manner provided in this Section.

   9.2    Severability.

          The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

   9.3    Assignment.

          Neither this Agreement nor any interest hereunder shall be assigned or transferred by Seller or Buyer. Notwithstanding the foregoing, Buyer may assign or otherwise transfer its interest under this Agreement to any entity that directly or indirectly controls Buyer or is controlled by Buyer or under common control with Buyer, in which case the assignee shall be entitled to the benefit of and may enforce the Seller's covenants, representations and warranties hereunder. As used in this Agreement, the term "Buyer" shall be deemed to include any assignee or other transferee of the initial Buyer. Upon any such transfer by a Buyer, such Buyer shall be relieved of any subsequently accruing liability under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Buyer and their respective successors and assigns.

   9.4    Entire Agreement.

          This Agreement sets forth the entire understanding of the parties and may be modified only by instruments signed by both of the parties hereto.



   9.5    Documents.

          Each party will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

  9.6     Third Parties.

          Nothing in this Agreement is intended to confer any right or remedy under or by reason of this Agreement on any person other than the parties hereto and their respective successors and assigns.

  9.7     Governing Law.

          This Agreement shall be construed and governed in accordance with the laws of the State of Missouri.

  9.8     Survival of Warranties.

          Subject to the terms and limitations of Article VIII hereunder, all representations, warranties, indemnifications, covenants and agreements of the parties hereto contained in or arising out of this

          Agreement or otherwise in connection herewith shall survive the Closing hereunder and shall continue in full force and effect thereafter until any claim thereon would be barred by applicable statutes of limitations.

  9.9     Consent to Jurisdiction.

         Seller and Buyer hereby irrevocably submit and consent to the non-exclusive jurisdiction of any Missouri State Court sitting in the City of St. Louis, Missouri and the United States District Court for the District of Missouri for the purpose of resolving any dispute arising under this Agreement, and, further consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Seller or Buyer in any such action or proceeding may be obtained within or without the jurisdiction of such court and Seller and Buyer hereby irrevocably waive, to the fullest extent permitted by law, any and all defenses to any such action or proceeding based upon lack of jurisdiction, forum nonconvenience or similar defenses. Seller hereby designates and appoints CT Corporation System as its authorized agent to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding in any court, and agree that service of process upon said agent at said address and written notice of said service of Seller mailed or delivered to Seller in the manner provided herein shall be deemed in every respect effective service of process upon Seller in any such suit, action or proceeding. Seller shall give prompt notice to Buyer of any change of address of its authorized agent hereunder, may at any time and from time to time designate a substitute authorized agent with an office in St. Louis, Missouri (which office shall be designated as the address for service of process), and shall promptly designate such substitute authorized agent if its authorized agent ceases to have an office in St. Louis, Missouri or is dissolved without leaving a successor.

 9.10    Audit Rights.

         Seller and CPS shall provide to Buyer and its auditors (i) following the Closing, access at all reasonable times to all financial and other information relating to the Property necessary for Buyer and its auditors to prepare audited financial statements in conformity with Regulations S-X of the SEC or other materials required for any registration statement, report or other disclosure to be filed with the SEC or necessary to comply with any SEC rule or regulation, and
         (ii) an executed representations letter, in substantially the form attached to this Agreement as Exhibit 9.10 as required by Generally Accepted Auditing Standards as promulgated by the Auditing Standards Division of the American Institute of Public Accountants, which representation is required to enable an independent public accountant to render an opinion on such financial statements; provided, however, that Buyer shall pay for any actual costs incurred by Seller and CPS in connection with its obligations under this Section 9.10. The obligation of Seller and CPS to provide such access and representation letter shall survive the Closing.

  [Signature page to Purchase Agreement with Respect to Membership Interest]


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:

EOP-St. Louis Parking Garages, L.L.C., a
Delaware limited liability company

By:     ECH IV Holdings Limited Partnership, a Delaware
        limited partnership, its sole member

        By:     EOP Garages, L.L.C., a Delaware limited
                liability company, its general partner

                By: Zell/Merrill Real Estate Opportunity Partners Limited Partnership IV, an Illinois limited partnership, its sole member

                        By: ZML Partners Limited Partnership IV, an Illinois limited partnership, its general partner

                                By:     ZM Investors Limited Partnership IV,
                                        an Illinois limited partnership, its
                                        general partner

                                        By:     Zell/Merrill IV, Inc., an
                                                Illinois corporation,
                                                its general partner


SELLER:                                 CPS:

CENTRAL PARKING SYSTEM REALTY           CENTRAL PARKING SYSTEM
REALTY, INC.                            OF MISSOURI, INC.


By:/s/Monroe J. Carell, Jr., Chairman   By:/s/Monroe J. Carell, Jr., Chairman
      Monroe J. Carell, Jr., Chairman         Monroe J. Carell, Jr., Chairman











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